CANARGO ENERGY CORPORATION
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
GEORGIAN OPERATIONS CONTINUE UNAFFECTED
August 10, 2008 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE:CNR, AMEX:CNR) today issued a statement that operations in Georgia are continuing unaffected by the ongoing hostilities between Georgia and Russia over control of the separatist region of South Ossetia in the central Caucasus. Oil production operations, at the present time, continue as normal at the Company’s Ninotsminda Field which is located 35 kilometres to the east of the capital city Tbilisi and over 100 kilometres from South Ossetia. As a precautionary measure, the Company has increased security and the number of personnel on duty at its production sites. The Company is closely monitoring the situation and the efforts of the United States, Nato, the United Nations and the European Union to bring an end to hostilities.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
For more information please contact:
US and NORWAY
Eric Cameron, Christopher Rodsten, Fredrik Tangeraas
Gambit Hill & Knowlton AS
Tel: +47 96 62 55 94
Email: canargo@hillandknowlton.com